UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                   FORM 8-K/A


                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                       Date of Report
                       (Date of earliest
                       event reported):       June 16, 2001


                               FRESH BRANDS, INC.
             (Exact name of registrant as specified in its charter)


Wisconsin                     000-32825                         39-2019963
---------                 ----------------                      ----------
(State or other           (Commission File                    (IRS Employer
jurisdiction of                Number)                     Identification No.)
incorporation)


                  2215 Union Avenue, Sheboygan, Wisconsin 53081
                  ---------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (920) 457-4433
                         (Registrant's telephone number)

         The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K dated June 25, 2001 to provide in its entirety as follows:

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements Of Business Acquired. The following financial statement information of Dick's Supermarkets, Inc. (formerly Brodbeck Enterprises, Inc.) is provided herein:

Audited Financial Statements:

      Report of Independent Public Accountants

      Balance Sheet as of December 31, 2000

      Statement of Income for the year ended December 31, 2000

      Statement of Shareholders' Equity for the year ended December 31, 2000

      Statement of Cash Flows for the year ended December 31, 2000

      Notes to Financial Statements

Unaudited Financial Statements:

      Condensed Balance Sheets as of April 22, 2001 and December 31, 2000

      Condensed Statements of Income for the quarter ended April 22, 2001 and April 23, 2000

      Condensed Statements of Shareholders' Equity for the quarter ended
       April 22, 2001 and April 23, 2000

      Condensed Statements of Cash Flows for the quarter ended April 22,
       2001 and April 23, 2000

      Notes to Condensed Financial Statements

         (b) Pro Forma Financial Information. The following pro forma financial statement information of the registrant and Dick's Supermarkets, Inc. (formerly Brodbeck Enterprises, Inc.) is provided herein:

      Unaudited Pro Forma Combined Condensed Balance Sheet at April 22, 2001

      Unaudited Pro Forma Combined Condensed Statement of Income for the
       Quarter Ended April 22, 2001

      Unaudited Pro Forma Combined Condensed Statement of Income for the
       Year Ended December 30, 2000

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Report of Independent Public Accountants



To the Shareholders of
Brodbeck Enterprises, Inc.:

We have audited the accompanying balance sheet of Brodbeck Enterprises, Inc. (a Wisconsin S Corporation) as of December 31, 2000, and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brodbeck Enterprises, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

As discussed in Note 8 of the financial statements, the shareholders have entered into a definitive agreement to sell all of their stock in the Company.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
April 6, 2001 (except with respect to the matter discussed in Note 8, as to which the date is April 17, 2001)

Brodbeck Enterprises, Inc.

Balance Sheet
As of December 31, 2000


                    Assets

Current Assets:
   Cash                                           $1,943,626
   Accounts Receivable-Trade                         496,441
   Accounts Receivable-Other                         519,807
   Inventories                                     4,218,619
   Prepaid Expenses                                  378,270
   Other Current Assets                               10,527
                                                --------------
         Total Current Assets                      7,567,290

Property and Equipment, at Cost:
   Leasehold Improvements                          9,569,832
   Machinery and Equipment                         7,347,355
   Furniture and Fixtures                          1,056,836
   Computer Equipment and Software                 5,349,054
   Vehicles                                        2,554,804
                                                --------------
                                                  25,877,881

   Less- Accumulated Depreciation                (21,006,805)
                                                --------------
         Property and Equipment, Net               4,871,076

Cash Surrender Value of
   Life Insurance Policies                         1,867,581
Investments                                          232,788
Other Assets                                          12,737
                                                --------------
                                                 $14,551,472
                                                ==============

    Liabilities and Shareholders' Equity

Current Liabilities:
   Accounts Payable                               $4,578,146
   Accrued Wages and Benefits                      1,836,263
   Health Claims Payable                             425,189
   Rent Payable                                      285,818
   Personal Property Taxes Payable                   204,561
   Other Accrued Liabilities                         186,973
   Current Portion of Long-Term Obligations        1,091,706
                                                --------------
              Total Current Liabilities            8,608,656

Long-Term Obligations                              4,140,999

Shareholders' Equity:
   Common Stock, Par Value $1, Authorized
   230,000 Shares,
     Issued and Outstanding 2,280 Shares               2,280
   Additional Paid-in Capital                        200,000
   Retained Earnings                               1,626,545
   Accumulated Other Comprehensive Loss              (27,008)
                                                ---------------
              Total Shareholders' Equity           1,801,817
                                                ---------------
                                                 $14,551,472
                                                ===============

The accompanying notes to financial statements are an integral part of this balance sheet.

Brodbeck Enterprises, Inc.

Statement of Income
For the Year Ended December 31, 2000



Net Sales                                                    $106,804,663

Cost of Sales                                                  79,417,435
                                                         ------------------

         Gross Profit                                          27,387,228

Selling, General and Administrative Expense                    24,121,264
                                                         ------------------

         Income from Operations                                 3,265,964

Other (Expense) Income:
   Interest Expense                                              (476,728)
   Interest Income                                                 47,107
   Other Income                                                     3,218
                                                         ------------------

Net Income                                                     $2,839,561
                                                         ==================



The accompanying notes to financial statements are an integral part of this statement.

Brodbeck Enterprises, Inc.

Statement of Shareholders' Equity
For the Year Ended December 31, 2000

                                                                                   Accumulated
                                                                                      Other
                                                Additional        Retained        Comprehensive      Total         Comprehensive
                                Common Stock  Paid-in Capital     Earnings        Income (Loss)                       Income
                                ------------  ----------------  --------------  ----------------  -------------  -----------------

Balance, January 3, 2000            $2,280       $200,000           $377,995          $(93,898)      $486,377

   Net Income                            -              -          2,839,561                 -      2,839,561         $2,839,561
   Shareholder Distributions             -              -         (1,591,011)                -     (1,591,011)
   Unrealized Gains on
   Marketable Securities                 -              -                  -            66,890         66,890             66,890
                                ------------  ----------------  --------------  ----------------  -------------  -----------------

Balance, December 31, 2000          $2,280       $200,000         $1,626,545          $(27,008)    $1,801,817         $2,906,451
                                ============  ================  ==============  ================  =============  =================



The accompanying notes to financial statements are an integral part of this statement.

Brodbeck Enterprises, Inc.

Statement of Cash Flows
For the Year Ended December 31, 2000



Cash Flows from Operating Activities:
   Net Income                                                      $2,839,561
   Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities-
     Depreciation and Amortization                                  1,671,225
     Gain on Sale of Property and Equipment                            (1,801)
     Change in Assets and Liabilities Resulting
      in an Increase (Decrease) in Cash-
       Accounts Receivable                                             30,426
       Inventories                                                   (230,686)
       Prepaid Expenses                                               (60,598)
       Other Current Assets                                              (225)
       Accounts Payable                                               314,005
       Accrued Liabilities                                             78,170
                                                                 --------------
         Net Cash Provided by Operating Activities                  4,640,077
                                                                 --------------

Cash Flows from Investing Activities:
   Expenditures for Property and Equipment, Net                      (791,726)
   Increase in Investments and Other Noncurrent Assets                (68,034)
                                                                 --------------
         Net Cash Used in Investing Activities                       (859,760)
                                                                 --------------

Cash Flows from Financing Activities:
   Payments of Long-Term Obligations                               (1,303,762)
   Shareholder Distributions                                       (1,591,011)
                                                                 --------------
         Net Cash Used in Financing Activities                     (2,894,773)
                                                                 --------------

Net Change in Cash                                                    885,544

Cash, Beginning of Year                                             1,058,082
                                                                 --------------
Cash, End of Year                                                  $1,943,626
                                                                 ==============

Supplemental Cash Flow Information:
   Cash Paid During the Year for-
     Interest                                                        $475,498
                                                                 ==============


The accompanying notes to financial statements are an integral part of this statement.

Brodbeck Enterprises, Inc.

Notes to Financial Statements
December 31, 2000



(1)   Summary of Significant Accounting Policies-

      (a)   Nature of Business-

            Brodbeck Enterprises, Inc. (the "Company") is in the food distribution business in various communities throughout Wisconsin and northern Illinois. The Company sells groceries at the retail level through its stores. The Company also is a wholesale supplier of bakery and deli goods.

      (b)   Fiscal year-

            The Company's fiscal year ends on the Sunday closest to December 31. The 2000 fiscal year end was a 52-week period ended December 31, 2000.

      (c)   Investments-

            Investments consist of marketable securities and other investments of which the Company has less than 20% ownership. Marketable securities are classified as available for sale and are stated at market value on the balance sheet. The difference between the market value and cost of marketable securities available for sale is recorded on the balance sheet as an adjustment to accumulated other comprehensive loss, which is a component of shareholders' equity. Other investments of which the Company has less than 20% ownership are carried at cost.

      (d)   Inventories-

            Inventories, consisting of groceries and related products for resale, are stated at the lower of cost or market. At December 31, 2000, for approximately 81% of the inventories, cost is determined on the last-in, first-out (LIFO) method and for approximately 19% of inventories cost is determined by the first-in first-out (FIFO) method. Had all inventories been recorded under the first-in, first-out (FIFO) method, inventories would have been approximately $1,733,000 higher at December 31, 2000.

      (e)   Property and Equipment-

            Property and equipment are recorded at cost. Major renewals and betterments are capitalized, while replacements, maintenance and repairs which do not improve or extend the useful life of the respective assets are expensed as incurred. Certain leasehold improvements will remain with the leased property at the end of the lease. Depreciation is calculated by using accelerated and straight-line depreciation methods over the following estimated useful lives:

            Leasehold Improvements                          10 Years
            Machinery and Equipment                         7 Years
            Furniture and Fixtures                          7 Years
            Computer Equipment and Software                3-5 Years
            Vehicles                                        5 Years

      (f)   Life Insurance Policies-

            The Company maintains life insurance policies on officers. The face amounts of the policies of which the Company is the sole beneficiary, totaled approximately $937,000 at December 31, 2000.

      (g)   Advertising-

            The Company expenses advertising costs as incurred. Advertising expense, net of amounts reimbursed by vendors, totaled approximately $58,000 for fiscal 2000.

      (h)   Use of Estimates-

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(2)   Provision for Income Taxes-

      The Company and its shareholders have elected, for Federal and state income tax purposes, to be treated as an S Corporation under provisions of the Internal Revenue Code. Accordingly, the Company's taxable income is included in the individual tax returns of its shareholders and no provision for income taxes is included in the accompanying financial statements.

      Since the Company will not be liable for income taxes in the future unless the S Corporation election is terminated, deferred income taxes are the responsibility of the shareholders. In the event the S Corporation election is terminated, deferred income taxes would again be reflected in the accompanying financial statements.

(3)   Long-Term Obligations-

      A summary of long-term obligations at December 31, 2000 is as follows:

      Note payable to bank, interest at prime minus .75% (8.75%
      at December 31, 2000), due December 1, 2005, secured by
      certain equipment, leasehold improvements and inventories        $972,507

      Note payable to former shareholder, interest at prime rate at January 1 each year (8.5% in fiscal 2000), due April 1,
      2006                                                            3,724,333

      Notes payable to Alliant Energy, interest at 2%, due at
      various dates through 2004, secured by energy-saving
      equipment installed                                               329,565

      Notes payable to officers, interest at 10%, due on demand          35,000

      Notes payable to related parties, interest rates ranging
      from 8% to 10%, due on demand                                     101,350

      Notes payable to related parties, interest rates ranging
      from 9% to 10%, maturities ranging from February 2002 to
      May 2014                                                           24,175

      Capital lease obligation (see Note 4)                              45,775
                                                                     ----------
                                                                      5,232,705
      Less- Current Portion                                          (1,091,706)
                                                                     ----------
      Total Long-Term Obligations                                    $4,140,999
                                                                     ==========

      As of December 31, 2000, the maturities of long-term debt (excluding capital lease obligation) are as follows:

      2001                              $1,065,018
      2002                                 987,227
      2003                               1,063,006
      2004                               1,062,224
      2005                                 814,364
      Thereafter                           195,091
                                    ---------------
                                        $5,186,930
                                    ===============

(4)   Leases-

      The Company has operating leases for six of its supermarkets with a company owned by the shareholders of the Company. Lease payments include a base rent per month plus a percentage of sales. Lease expense under these agreements totaled approximately $857,800, which is net of sublease rental income of $127,000 in fiscal 2000. These leases expire in May 2005, with the option to extend the lease.

      The Company also leases two of its supermarkets, the corporate headquarters, manufacturing facility, and office equipment from third parties. Lease expense to third parties totaled approximately $471,100 in fiscal 2000. The leases have remaining terms of one to eighteen years.

      Several of the leases provide that the Company pay real estate taxes, insurance and certain maintenance costs for the leased premises.

      The Company has one capital lease with a third party related to its computer equipment. The lease expires in October 2002. As of December 31, 2000, the asset value is $110,000, which is offset by $70,000 of accumulated depreciation.

      Following is a schedule of future minimum lease payments under capital and operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 2000:

                                                       Operating     Capital
                                                         Leases       Lease
                                                      ------------ ------------

      2001                                               $892,464     $26,688
      2002                                                817,531      22,710
      2003                                                797,312           -
      2004                                                819,544           -
      2005                                                489,295           -
      Thereafter                                        3,010,948           -
                                                      ------------ ------------
              Total Minimum Lease Payments             $6,827,094      49,398
                                                      ============

      Less- Imputed Interest                                           (3,623)
                                                                   ------------
      Present Value of Capital Lease Payments                          45,775
      Less- Current Portion                                            26,688
                                                                   ------------
               Long-Term Capital Lease Obligation                     $19,087
                                                                   ============

(5)   Retirement Savings Plan-

      The Company sponsors a retirement savings plan that covers substantially all employees. The Company makes matching contributions equal to a percentage of the employees' savings contributions, and may elect to make discretionary contributions.

      Total contributions for fiscal 2000 were approximately as follows:

      Company Matching Contributions                           $241,000
      Company Discretionary Contributions                       114,000
                                                           -------------

      Total Retirement Savings Plan Expense                    $355,000
                                                           =============

(6)   Transactions with Affiliated Companies-

      The Company provides accounting services for an affiliate. Fees of approximately $24,000 were charged to this affiliate in fiscal 2000.

      This affiliated company also charges the Company for the Company's share of maintenance and upkeep on the properties that are leased from the affiliated company. At December 31, 2000, the Company owed this affiliated company $99,850 related to these costs, which is recorded in accounts payable and $236,036 for rent, which is recorded in rents payable on the balance sheet.

      The shareholders of the Company also sponsor Dick's Supermarket Foundation, a not-for-profit organization. The Company made contributions of $104,000 in fiscal 2000 to Dick's Supermarket Foundation.

(7)   Commitments-

      The Company enters into certain purchase commitment contracts, committing the Company to purchase specified minimum dollar amounts of product from certain venders. The Company anticipates it will meet these minimum requirements.

(8)   Subsequent Event-

      On April 17, 2001, the shareholders entered into a definitive agreement to sell all of their stock in the Company to Schultz Acquisition Corp., an affiliate of Schultz Sav-O Stores, Inc.

DICK'S SUPERMARKETS, INC.
CONDENSED BALANCE SHEETS
As of April 22, 2001 and December 31, 2000
------------------------------------------------------- ------------------  ------------------
Assets                                                       April 22,         December 31,
                                                               2001                2000
                                                            (unaudited)          (audited)
------------------------------------------------------- ------------------  ------------------
Current assets:
     Cash and equivalents                                 $     3,878,000     $     1,944,000
     Receivables                                                  873,000           1,016,000
     Inventories                                                3,877,000           4,219,000
     Other current assets                                         292,000             388,000
------------------------------------------------------- ------------------  ------------------
     Total current assets                                       8,921,000     $     7,567,000
------------------------------------------------------- ------------------  ------------------

Cash surrender value of life insurance                          1,880,000           1,867,000
Investments                                                      (148,000)            233,000
Other  noncurrent assets                                           13,000              13,000
Property and equipment, net                                     4,484,000           4,871,000
------------------------------------------------------- ------------------  ------------------
Total assets                                              $    15,150,000     $    14,551,000
======================================================= ==================  ==================

Liabilities and Shareholders' Investment
------------------------------------------------------- ------------------  ------------------
Current liabilities:
     Accounts payable                                     $     6,181,000     $     4,578,000
     Accrued salaries and benefits                              1,476,000           1,836,000
     Accrued insurance                                            120,000              33,000
     Other accrued liabilities                                    816,000           1,069,000
     Current maturities of long-term debt                         955,000           1,092,000
------------------------------------------------------- ------------------  ------------------
     Total current liabilities                                  9,628,000           8,608,000
------------------------------------------------------- ------------------  ------------------

Long-term debt                                                  3,840,000           4,141,000
Shareholders' investment:
     Common stock                                                   2,000               2,000
     Additional paid-in capital                                   200,000             200,000
     Retained earnings                                          1,480,000           1,600,000
------------------------------------------------------- ------------------  ------------------
     Total shareholders' investment                             1,762,000           1,802,000
------------------------------------------------------- ------------------  ------------------
Total liabilities and shareholders' investment            $    15,150,000     $    14,551,000
======================================================= ==================  ==================

See notes to unaudited condensed financial statements

DICK'S SUPERMARKETS, INC.
UNAUDITED CONDENSED STATEMENTS OF INCOME
For the quarters ended April 22, 2001 and April 23, 2000
----------------------------------------------------------- ------------------- -------------------
                                                                   2001                2000
----------------------------------------------------------- ------------------- -------------------

Net sales                                                     $    30,695,000     $    30,727,000
Costs and expenses:
     Cost of products sold                                         22,133,000          22,252,000
     Operating and
      administrative expenses                                       8,244,000           7,985,000

Operating income                                                      318,000             490,000

Interest income                                                        26,000               7,000
Interest expense                                                     (133,000)           (160,000)

Earnings before income taxes                                          211,000             337,000
----------------------------------------------------------- ------------------- -------------------

Net earnings                                                  $       211,000     $       337,000
=========================================================== =================== ===================

See notes to unaudited condensed financial statements


DICK'S SUPERMARKETS, INC.
UNAUDITED CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY For the quarters ended
April 22, 2001 and April 23, 2000
----------------------------------------------------------------------------------------------------------
                                                          2001                          2000
----------------------------------------------------------------------------------------------------------
                                                  Shares         Amount         Shares         Amount
----------------------------------------------------------------------------------------------------------
Common Stock
  Beginning of year                                 2,280     $     2,000         2,280     $     2,000
----------------------------------------------------------------------------------------------------------
  End of year                                       2,280     $     2,000         2,280     $     2,000
----------------------------------------------------------------------------------------------------------
Additional Paid-in Capital
  Beginning of year                                               200,000                       200,000
----------------------------------------------------------------------------------------------------------
  End of year                                                     200,000                       200,000
----------------------------------------------------------------------------------------------------------
Retained Earnings
  Beginning of year                                             1,349,000                        79,000
  Net earnings                                                    211,000                       337,000
----------------------------------------------------------------------------------------------------------
  End of year                                                   1,561,000                       416,000
----------------------------------------------------------------------------------------------------------
Accumulated Comprehensive Income
  Beginning of year                                               (27,000)                           -
  Unrealized gains on marketable securities                        27,000                            -
----------------------------------------------------------------------------------------------------------
  End of year                                                          -                             -
----------------------------------------------------------------------------------------------------------
Shareholders' investment, end of year                        $1,762,000                    $    618,000
----------------------------------------------------------------------------------------------------------

DICK'S SUPERMARKETS, INC.
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
For the quarters ended April 22, 2001 and April 23, 2000
----------------------------------------------------------- ------------------- -------------------
                                                                    2001                2000
----------------------------------------------------------- ------------------- -------------------
Cash flows from operating activities:
Net earnings                                                  $      211,000      $      337,000
Adjustments to reconcile net earnings to net cash
  provided by operating activities:
   Depreciation and amortization                                     429,000             550,000
   Changes in current assets and liabilities:
     Receivables                                                     143,000             271,000
     Inventories                                                     342,000            (334,000)
     Other current assets                                             95,000              91,000
     Accounts payable                                              1,523,000           2,657,000
     Accrued liabilities                                            (698,000)         (1,440,000)
----------------------------------------------------------- ------------------- -------------------
Net cash flows from operating activities                           2,045,000           2,132,000
----------------------------------------------------------- ------------------- -------------------
Cash flows from investing activities:
   Capital expenditures                                              (42,000)           (503,000)
   Other investing activities                                        369,000           1,028,000
----------------------------------------------------------- ------------------- -------------------
Net cash flows from investing activities                             327,000             525,000
----------------------------------------------------------- ------------------- -------------------
Cash flows from financing activities:
   Principal payments on long-term debt                             (438,000)           (439,000)
----------------------------------------------------------- ------------------- -------------------
Net cash flows from financing activities                            (438,000)           (439,000)
----------------------------------------------------------- ------------------- -------------------
Cash and equivalents:
   Net change                                                      1,934,000           2,218,000
   Balance, beginning of year                                      1,944,000            (143,000)
----------------------------------------------------------- ------------------- -------------------
Balance, end of year                                          $    3,878,000      $    2,075,000
=========================================================== =================== ===================

See notes to unaudited condensed financial statements

DICK'S SUPERMARKETS, INC.

Notes to Unaudited Combined Condensed Financial Statements


(1)  Basis of Presentation

     The financial statements included herein have been prepared by the Dick's Supermarkets, Inc. (the "Company") without audit. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, the Company believes that the disclosures are adequate to make the information presented not misleading. The interim financial statements furnished with this report reflect all adjustments of a normal recurring nature which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. It is suggested that these financial statements be read in conjunction with the audited financial statements and the notes For the year ended December 31, 2000.

(2)  Provision for Income Taxes

     The Company and its shareholders have elected, for Federal and state income tax purposes, to be treated as an S Corporation under provisions of the Internal Revenue Code. Accordingly, the Company's taxable income is included in the individual tax returns of its shareholders and no provision for income taxes is included in the accompanying financial statements.

     Since the Company will not be liable for income taxes in the future unless the S Corporation election is terminated, deferred income taxes are the responsibility of the shareholders. In the event the S Corporation election is terminated, deferred income taxes would again be reflected in the accompanying financial statements.

(3)  Subsequent Event-

     On April 17, 2001, the shareholders entered into a definitive agreement to sell all of their stock in the Company to Schultz Acquisition Corp., an affiliate of Schultz Sav-O Stores, Inc. (now Fresh Brands, Inc).

FRESH BRANDS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
As of April 21, 2001
--------------------------------------------------- ------------------ ------------------ ----- ------------------ -----------------
                                                                            Dick's
                                                      Fresh Brands,      Supermarkets,              Pro Forma
Assets                                                    Inc.               Inc.                  Adjustments         Pro Forma
--------------------------------------------------- ------------------ ------------------ ----- ------------------ -----------------
Current assets:
     Cash and equivalents                             $  24,996,000      $   3,878,000    a     $  (16,243,000)      $  12,631,000
     Receivables                                         12,271,000            872,000                                  13,144,000
     Inventories                                         24,739,000          3,877,000                                  28,616,000
     Other current assets                                 5,004,000            294,000                                   5,298,000
     Deferred income taxes                                4,102,000            -                                         4,102,000
--------------------------------------------------- ------------------ ------------------ ----- ------------------ -----------------
     Total current assets                                71,112,000          8,922,000          $  (16,243,000)         63,790,000
--------------------------------------------------- ------------------ ------------------ ----- ------------------ -----------------
                                                                               -
Goodwill                                                    699,000            -          c         20,021,000          20,720,000
Noncurrent receivable under capital subleases             4,036,000            -                                         4,036,000
Property under capital leases, net                        2,924,000            -                                         2,924,000
Cash surrender value of life insurance                      -                1,880,000    b         (1,880,000)            -
Investments                                                 -                 (148,000)   b            148,000             -
Other  noncurrent assets                                  1,393,000             13,000                                   1,407,000
Property and equipment, net                              20,493,000          4,484,000               4,518,000          29,495,000
--------------------------------------------------- ------------------ ------------------ ----- ------------------ -----------------
Total assets                                          $ 100,657,000      $  15,150,000           $   6,565,000       $ 122,371,000
=================================================== ================== ================== ===== ================== =================

Liabilities and Shareholders' Investment
--------------------------------------------------- ------------------ ------------------ ----- ------------------ -----------------
Current liabilities:
     Accounts payable                                 $   24,446,00      $   6,181,000                               $  30,628,000
     Accrued salaries and benefits                        5,064,000          1,476,000                                   6,539,000
     Accrued insurance                                    3,166,000            120,000                                   3,286,000
     Other accrued liabilities                            5,797,000            896,000    e           (341,000)          6,353,000
     Current obligations under capital leases               816,000            -                                           816,000
     Current maturities of long-term debt                   172,000            955,000    a           (599,000)            529,000
--------------------------------------------------- ------------------ ------------------ ----- ------------------ -----------------
     Total current liabilities                           39,461,000          9,628,000                (940,000)         48,150,000
--------------------------------------------------- ------------------ ------------------ ----- ------------------ -----------------

Long-term obligations under capital leases                8,012,000            -                                         8,012,000
Long-term debt                                            2,616,000          3,840,000    a          9,611,000          16,067,000
Deferred income taxes                                       861,000            -                                           861,000

Shareholders' investment:
     Common stock                                           438,000              2,000    d             (2,000)            438,000
     Additional paid-in capital                          15,183,000            200,000    d           (200,000)         15,183,000
     Retained earnings                                   71,163,000          1,480,000    d         (1,904,000)         70,738,000
     Treasury stock at cost                             (37,077,000)           -                                       (37,077,000)
--------------------------------------------------- ------------------ ------------------ ----- ------------------ -----------------
     Total shareholders' investment                      49,707,000          1,682,000              (2,106,000)         49,282,000
--------------------------------------------------- ------------------ ------------------ ----- ------------------ -----------------
Total liabilities and shareholders' investment        $ 100,657,000      $  15,150,000           $   6,565,000       $ 122,371,000
=================================================== ================== ================== ===== ================== =================

See notes to unaudited pro forma combined condensed financial statements

FRESH BRANDS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
For quarter ended April 21, 2001
  -------------------------------------- -------------------- -------------------- ---- -------------------- -------------------
                                                                    Dick's                   Pro Forma
                                         Fresh Brands, Inc.   Supermarkets, Inc.            Adjustments           Pro Forma
  -------------------------------------- -------------------- -------------------- ---- -------------------- -------------------

  Net sales                                $    155,724,000     $     30,695,000          $             -      $    186,419,000
  Costs and expenses:
       Cost of products sold                    129,662,000           22,133,000                        -           151,796,000
       Operating and
        administrative expenses                  23,118,000            8,244,000   f               529,000           31,890,000

  Operating income                                2,944,000              318,000                  (529,000)           2,733,000

  Interest income                                   388,000               26,000   g              (242,000)             171,000
  Interest expense                                 (284,000)            (132,000)  h              (126,000)            (542,000)

  Earnings before income taxes                    3,048,000              211,000                  (897,000)           2,362,000

  Provision for income taxes                      1,158,000                   -    i              (261,000)             897,000
  -------------------------------------- -------------------- -------------------- ---- -------------------- -------------------

  Net earnings                             $      1,890,000     $        211,000          $       (636,000)    $      1,465,000
  ====================================== ==================== ==================== ==== ==================== ===================

See notes to unaudited pro forma combined condensed financial statements

FRESH BRANDS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
For fiscal year ended December 30, 2000
  -------------------------------------- -------------------- -------------------- ---- --------------------- -------------------
                                                                    Dick's                   Pro Forma
                                         Fresh Brands, Inc.   Supermarkets, Inc.            Adjustments            Pro Forma
  -------------------------------------- -------------------- -------------------- ---- --------------------- -------------------
  Net sales                                $    502,056,000     $    106,805,000          $             -       $    608,861,000
  Costs and expenses:
       Cost of products sold                    419,303,000           79,417,000                        -            498,721,000
       Operating and
        administrative expenses                  70,488,000           24,117,000   f             1,749,000            96,354,000

  Operating income                               12,265,000            3,269,000                (1,749,000)           13,785,000

  Interest income                                 1,349,000               48,000   g              (788,000)              608,000
  Interest expense                                 (852,000)            (477,000)  h              (408,000)           (1,737,000)

  Earnings before income taxes                   12,762,000            2,840,000                (2,945,000)           12,657,000

  Provision for income taxes                      4,849,000                   -    i               (40,000)            4,809,000
  -------------------------------------- -------------------- -------------------- ---- --------------------- -------------------

  Net earnings                             $      7,913,000     $      2,840,000          $     (2,905,000)     $      7,848,000
  ====================================== ==================== ==================== ==== ===================== ===================

See notes to unaudited pro forma combined condensed financial statements

FRESH BRANDS, INC.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements As of April 21, 2001 and December 30, 2000

(a) The pro forma adjustment represents the purchase price paid for Dick's Supermarkets, Inc. The Company paid approximately $29.7 million for Dick's Supermarkets, Inc. The Company used $17.2 million of its own funds and borrowed $12.5 million from its bank revolver to finance the transaction.

(b) These adjustments represent assets that would not have been included in the acquisition in accordance with Section 1.4 of the definitive Share Purchase Agreement ("Agreement).

(c) Represents the recording of the Company's preliminary estimates of the tangible assets acquired at fair value.

(d) Represents the elimination of Dick's Supermarkets, Inc.'s equity accounts on a consolidated basis.

(e) Represents the assumed tax benefit that will be derived from the acquisition as a result of increased depreciation, amortization and interest expenses.

(f) Represents the amortization of goodwill from the Dick's Supermarkets, Inc. acquisition using a 20-year life and additional depreciation on property and equipment resulting from the adjustment to fair value.

(g) Represents interest income that the Company would not have realized had the acquisition occurred at the beginning of each appropriate period. It is assumed that nearly $17.2 million of the Company's own cash was used to fund the acquisition; therefore, these funds would not have been available for short-term investment.

(h) Represents interest expense at approximately 6.0% on assumed borrowing of $12.5 million.

(i) Represents the assumed income tax benefit the Company would have realized due to incremental depreciation, amortization and interest expenses, along with reduced interest income.

         (c) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FRESH BRANDS, INC.


Date:  August 30, 2001                  By:  /s/ Armand C. Go
                                           -------------------------------------
                                             Armand C. Go
                                             Vice President, Chief Financial
                                             Officer, Secretary and Treasurer

                                  EXHIBIT INDEX

Exhibit
Number            Description


(2.1) Share Purchase Agreement, dated as of April 17, 2001, by and among Barry J. Brodbeck, Robert J. Brodbeck, Robert J. Brodbeck Children's Trust, Robert J. Brodbeck Descendant's Trust, Barry J. Brodbeck Children's Trust, Barry J. Brodbeck Descendant's Trust, Brodbeck Enterprises, Inc. (now known as Dick's Supermarkets, Inc.) and Schultz Acquisition Corp. [Incorporated by reference to Exhibit 2.2 to Fresh Brands, Inc.'s Registration Statement on Form S-4 filed April 24, 2001, as amended by a Form S-4 filed April 27, 2001.]

(23)     Consent of Arthur Andersen LLP